EXHIBIT 32

 Rule13a-14(b) Certification

In connection with the Quarterly Report of China YCT International Group, Inc. (the "Company") on Form 10-Q for the period ending December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18U.S.C. Section1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section13(a) or15(d)of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 13, 2017	By: /s/Yan Tinghe
Yan Tinghe, Chief Executive Officer

February 13, 2017	By: /s/ Li Chuanmin
Li Chuanmin, Chief Financial Officer

Assigned original of this written statement required by Section 906 has been provided to China YCT International Group, Inc. and will be retained by China YCT International Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.